Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rubber Leaf Inc

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated March 20, 2025, relating to the consolidated financial statements of Rubber Leaf Inc, which is included in the Registration Statement on the Form S-1 Amendment No. 4.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

April 10, 2025

Address: 17506 Colima Road, Suite 101, Rowland Heights, CA 91748 U.S.A
Tel: +1 (626) 581-0818	Fax: +1 (626) 581-0809	Website: www.secpa.us